EXHIBIT 3.1

Amendment Number One
to the Amended and Restated Bylaws of
Westmoreland Coal Company

The Amended and Restated Bylaws of Westmoreland Coal Company are hereby amended by adding the following Section 14 to Article 2 thereof:

Section 2.14    Proxy Access for Director Nominations.

(a)
Inclusion of Nominee in Proxy Statement. Subject to the terms and conditions of these Bylaws, the Company shall, if expressly requested to do so in a relevant Nomination Notice (as defined below), include in its proxy statement and on its form of proxy with respect to the election of Directors distributed by the Company in connection with an annual meeting of stockholders, in addition to any persons nominated for election by or at the direction of the Board or any duly authorized committee thereof:

(1)
the name of any person that is nominated for election or reelection to the Board (the “Nominee”) by any Eligible Holder or group of Eligible Holders (as defined below) (such Eligible Holder or group making a nomination being labeled a “Nominating Stockholder”) and that has satisfied, as determined by the Board or its designee, all applicable conditions and complied with all applicable procedures (including but not limited to notice requirements) set forth in this Section 2.14;

(2)	information about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(3)
a written statement, if the Nominating Stockholder so elects and drafts, that does not exceed 500 words, in support of each Nominee, which must be provided at the same time as the Nomination Notice; and

(4)
such other information that the Company or the Board determines, in its sole discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination, Nominee, Nominating Stockholder, or any of the information provided by the Nominating Stockholder pursuant to this Section 2.14. Notwithstanding anything to the contrary in this Section 2.14, the Company may omit from its proxy materials any information or supporting statements that it, in good faith, believes would violate applicable law, rule, regulation, or listing standard.

(b)	Eligibility of Nominating Stockholder.

(1)
For purposes of this Section 2.14, an “Eligible Holder” permitted to act as a Nominating Stockholder is a stockholder or beneficial owner who both (i) has owned continuously, for at least the three-year period immediately preceding the date of the Nomination Notice, at least three percent (3%) of the Company’s shares of common stock, then outstanding, entitled to vote in the election of Directors, and (ii) continues to own, through the date of the annual meeting, at

EXHIBIT 3.1

least three percent (3%) of the shares of common stock, outstanding as of the date of the Nomination Notice, entitled to vote in the election of Directors.

(2)
For purposes of qualifying as an Eligible Holder and satisfying the ownership requirements of this subsection, the outstanding shares of common stock owned by one or more stockholders or beneficial owners may be aggregated, provided that the number of stockholders and beneficial owners whose ownership is aggregated for such purpose shall not exceed ten (10), except when the Company’s total market capitalization exceeds and remains above (as determined at the close of trading each day) one billion U.S. dollars ($1,000,000,000.00) for the entirety of the most recent fiscal quarter preceding the date of the Nomination Notice, in which case the aggregation limit will increase to twenty-five (25) stockholders or beneficial owners. Should the Company’s market capitalization fall back below one billion U.S. dollars at the close of trading on any day during such quarter, the aggregation limit will return to ten stockholders or beneficial owners, but any group of up to twenty-five stockholders that has already submitted an effective Nomination Notice will retain its standing as an Eligible Holder until after the annual meeting at which that Eligible Holder, acting as a Nominating Shareholder, has submitted a Nominee for election. Each stockholder or beneficial owner that is a member of a group constituting an Eligible Holder shall have owned its contribution of shares continuously for at least the three-year period immediately preceding the date of the Nomination Notice and shall continue to own its contribution of shares through the date of the annual meeting. Any and all requirements and obligations for an Eligible Holder set forth in this Section 2.14 must be satisfied by and as to each of such stockholder or beneficial owner that is a member of the group constituting an Eligible Holder (except as noted with respect to aggregation or as otherwise provided in this Section 2.14). Should any stockholder withdraw from a group constituting an Eligible Holder at any time prior to the annual meeting of stockholders, the group constituting an Eligible Holder shall only be deemed to own the shares held by the remaining members of the group.

(3)
For purposes of aggregation and determining the status of an Eligible Holder, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner.

(4)
No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Holder under this Section 2.14. If any stockholder or beneficial owner appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice or, if the group with the largest ownership position cannot be determined from the Nomination Notice, the group that is otherwise determined by the Board.

(5)	No stockholder or beneficial owner, alone or together with any of its affiliates, may be deemed an Eligible Holder, or a member of a group constituting an

EXHIBIT 3.1

Eligible Holder, during the two annual meetings following a meeting at which said stockholder or beneficial owner acted as a Nominating Shareholder, or a member of a group constituting a Nominating Shareholder, whose Nominee who was then elected to the Board at such time.

(6)
No stockholder or beneficial owner, alone or together with any of its affiliates, may be deemed an Eligible Holder, or a member of a group constituting an Eligible Holder, if such stockholder or beneficial owner has engaged or is currently engaged in a proxy contest, pursuant to Sections 2.5 and 2.6 of these Bylaws, or otherwise has engaged or is currently engaged in a “solicitation” within the meaning of Rule 14(a)-l(1) (without reference to the exception in Rule 14(a)-l(2)(iv)) (or any successor rules) with respect to the annual meeting.

(c)	Ownership Determination.

(1)
For the purposes of this Section 2.14, a stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of common stock as to which such stockholder or beneficial owner possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of this subsection shall not include any shares (A) sold by such stockholder or beneficial owner or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such stockholder or beneficial owner or any of its affiliates for any purposes or repurchased by such stockholder or beneficial owner or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or beneficial owner or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or beneficial owner’s or any of its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder or beneficial owner or any of its affiliates.

(2)
A stockholder or beneficial owner shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which said stockholder or beneficial owner has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by said stockholder or beneficial owner. A stockholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which said stockholder or beneficial owner has loaned such shares, provided that the stockholder or

EXHIBIT 3.1

beneficial owner (i) has the power to recall such loaned shares on five (5) business days’ notice; (ii) recalls the loaned shares within five (5) business days of being notified that its Nominee will be included in the Company’s proxy materials for the relevant annual meeting; and (iii) holds the recalled shares through the annual meeting.

(3)	Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the Board or any authorized committee thereof.

(4)	The terms “owned,” “owning,” and other variations of the word “own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(d)	Maximum Number of Nominees.

(1)
The maximum number of Nominees nominated by all Nominating Stockholders that will be included in the Company’s proxy materials for an annual meeting of stockholders shall not exceed the greater of two (2) Nominees or twenty-five percent (25%) of the number of Directors in office (rounded down to the nearest whole number) as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.14 with respect to the annual meeting. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice but before the date of the annual meeting, and the Board resolves to subsequently reduce the size of the Board in accordance with this vacancy, the maximum number of Nominees permitted shall be calculated based on the number of Directors in office as so reduced.

(2)	This maximum number of Nominees shall be reduced by the number of Nominees who are subsequently withdrawn or who the Board itself decides to nominate for election at such annual meeting.

(3)
Any Nominating Stockholder submitting more than one Nominee for inclusion in the proxy materials pursuant to this Section 2.14 shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the proxy statement in the event that the number of Nominees for any annual meeting of stockholders exceeds the maximum number of Nominees permitted. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the maximum number permitted, the highest ranking Nominee submitted from each Nominating Stockholder will be selected, going in order of the amount (largest to smallest) of shares of common stock of the Company as disclosed as owned in each Nominating Stockholder’s Nomination Notice. This process of selecting the highest ranked Nominee remaining from each Nominating Stockholder shall be repeated until the maximum number of Nominees is reached. If, after the deadline for submitting a Nomination Notice, a Nominating Stockholder becomes ineligible, withdraws its nomination, or a Nominee becomes unwilling or unable to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by any Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including

EXHIBIT 3.1

without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included in the proxy statement or on any ballot or form of proxy and such Nominee’s election will not be voted on at the annual meeting.

(e)	Nomination Notice.

(1)
In order to nominate a Nominee for election to the Board of Directors pursuant to this Section 2.14, the Nominating Stockholder must submit to the Secretary of the Company at the principal executive office of the Company all of the information and documents described in this subsection (collectively, the “Nomination Notice”) no later than the close of business on the ninetieth (90th) calendar day, nor earlier than the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if no annual meeting (or special meeting in lieu of an annual meeting) was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the anniversary of the preceding year’s annual meeting date (or date of the special meeting in lieu of an annual meeting), a written Nomination Notice shall be delivered to the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on either the 90th day prior to such annual meeting or the 10th day following the first public announcement of the date of such annual meeting, whichever is later.

(2)	The following information shall be included in the Nomination Notice in order to be effective:

(i)	the written consent of each Nominee to be named in the Company’s proxy materials as a Nominee and to serve as a Director if elected;

(ii)
if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board, provided that such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9;

(iii)	a copy of the Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules; and

(iv)
a written notice of the nomination that includes and certifies the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each group member) and Nominee:

(A)	the information, representations, agreements and director qualifications required with respect to the nomination of Directors pursuant to Section 2.6 of these Bylaws;

(B)
the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor form) if it existed on the date of submission of the Schedule 14N;

EXHIBIT 3.1

(C)	the details of any position the Nominee held as an Officer or Director of a competitor of the Company within the three years preceding the date of the Nomination Notice;

(D)
in the case of a nomination by a group of stockholders or beneficial owners that together constitutes a Nominating Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related to the nomination, including withdrawal of the nomination, and receive all communications, notices, and inquiries from the Company concerning the nomination;

(E)
a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements to be an Eligible Holder set forth in this Section 2.14, has provided certified evidence of ownership including the number of shares of common stock owned and duration of ownership, and intends to continue to satisfy the eligibility requirements through the date of the annual meeting;

(F)
a representation and warranty that the Nominating Stockholder acquired its shares in the ordinary course of business and not with the intent to influence or change control of the Company, and currently does not hold such intent;

(G)
a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;

(H)
a representation and warranty that the Nominee was not nominated for election to the Board pursuant to this Section 2.14 at one of the Company’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee;

(I)
a representation and warranty that neither Nominee, nor Nominating Stockholder or any member of a group composing the Nominating Stockholder are aware of any information that would make the Nominee fail to meet the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded;

(J)
a representation and warranty that neither the Nominee nor the Nominating Stockholder or any member of a group composing the Nominating Stockholder are aware of any information that would make the Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

EXHIBIT 3.1

(K)
a representation and warranty that neither the Nominee nor the Nominating Stockholder or any member of a group composing the Nominating Stockholder are aware of any information that would make the Nominee fail to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(L)
a representation and warranty that the Nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act;

(M)
a representation and warranty that neither the Nominating Stockholder, nor any member of the group constituting the Nominating Stockholder, has been a Nominating Stockholder, or a member of a group constituting a Nominating Stockholder, whose Nominee was subsequently elected to the Board during the previous two annual meetings;

(N)
a representation and warranty that the Nominating Stockholder has not and will not engage in, and has not been and will not be a participant (as defined in Item 4 of the Exchange Act Schedule 14A) in, a solicitation within the meaning of the Exchange Act Rule 14a-1(1), in support of the election of any individual as a Director at the upcoming annual meeting other than its Nominee or a nominee of the Board, or otherwise participated in or supported a proxy contest pursuant to Sections 2.5 and 2.6 of these Bylaws; and

(O)
a representation and warranty that the Nominating Stockholder will provide facts, statements, and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading;

(v)	An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees to:

(A)	comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting;

(B)
assume all liability stemming from any legal or regulatory violation arising out of the Nominating Stockholder’s communications with the stockholders of the Company or out of the information that the Nominating Stockholder provided to the Company;

EXHIBIT 3.1

(C)
indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder pursuant to this Section 2.14;

(D)
file all materials described below in Section 2.14(f)(3) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A; and

(E)
in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member, in the case of a group), with the Company, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.14(b)(1), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission;

(vi)	An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominee agrees:

(F)	to provide to the Company, prior to the annual meeting, such other information as it may reasonably request;

(G)	that the Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s policies and guidelines applicable to Directors;

(H)	that if elected, the Nominee’s Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded;

(I)
that the Nominee is not and will not become a party to any voting commitment that has not been disclosed to the Company or any voting commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a Director of the Company, with his or her fiduciary duties under applicable law;

EXHIBIT 3.1

(J)
that the Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, in each case in connection with candidacy, election or service as a Director of the Company that has not been disclosed to the Company other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or election as a Director (but not, for the avoidance of doubt, in connection with service as a Director) or any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Company or such employee’s candidacy as a Director); and

(K)
that the Nominee will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

(3)
The information and documents required by Section 2.14(e)(2) to be provided by the Nominating Stockholder shall be provided with respect to and executed by each group member, in the case of information applicable to group members, and shall be provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case that a Nominating Stockholder or group member is an entity.

(4)
The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.14 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Company.

(5)
A Nominating Stockholder providing a Nomination Notice pursuant to this Section 2.14 for an annual meeting of stockholders shall further update and supplement the Nomination Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice pursuant to this Section 2.14 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting.

(f)	Additional Requirements. An Eligible Holder intending to become a Nominating Stockholder must:

(1)
within five business days after the date of the Nomination Notice, provide one or more written statements from the record holder(s) of the shares required to satisfy the eligibility requirements of Section 2.14(b)(1) and from each

EXHIBIT 3.1

intermediary through which these shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Holder (and each member of the group constituting the Eligible Holder) owns, and has owned continuously for three years;

(2)	include in the Schedule 14N filed with the SEC a statement certifying that it owns and has owned these required shares in compliance with this Section 2.14;

(3)
file with the SEC any solicitation or other communication by or on behalf of the Eligible Holder relating to the Company’s annual meeting of stockholders, one or more of the Company’s Directors or Director nominees or any stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(4)
as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Holder, within five business days after the date of the Nomination Notice, provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy Section 2.14(b)(1).

(g)	Exceptions to Inclusion.

(1)
Notwithstanding anything to the contrary contained in this Section 2.14, the Company may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely under Section 2.14(e)(1), cure in any way any defect preventing the nomination of the Nominee, if:

(i)
the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.14 or the Nominating Stockholder withdraws its nomination;

(ii)
the Board, acting in good faith, determines that such Nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with the Company’s Bylaws, organizing documents, or applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded;

(iii)
the Company is notified, or the Board acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.14, that any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), that the Nominee becomes unwilling or unable to serve on the Board, or that any material violation or breach occurs of the obligations, agreements,

EXHIBIT 3.1

representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.14;

(iv)
the Eligible Holder who has nominated such Nominee has engaged in or is currently engaged in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board;

(v)	the Nominee’s candidacy or, if elected, Board membership would violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded;

(vi)	the Nominee:

(A)
was nominated for election to the Board pursuant to this Section 2.14 at one of the Company’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee;

(B)	is or has been, within the past three years, an Officer or Director of a competitor;

(C)
does not qualify as independent under the rules of the primary stock exchange on which the Company’s securities are traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining independence of the Company’s Directors;

(D)	does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded;

(E)	does not meet the definition of an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(F)	does not meet the definition of “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(G)
is or has been subject to any event specified in Rule 506(d) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act; or

(H)	is a named subject of a pending criminal proceeding (excluding traffic violations and minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years.

(2)
In addition, notwithstanding anything to the contrary contained in this Section 2.14, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the supporting statement of the Nominee included in the Nomination Notice, if the Board in good faith determines that:

EXHIBIT 3.1

(i)	such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or

(ii)	the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(3)	The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(4)
Any Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Nominee for the next two annual meetings (or special meeting in lieu of an annual meeting).

(h)
Interpretation. The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.14 and to make any and all determinations necessary or advisable to apply these provisions, including but not limited to whether a stockholder or beneficial owner qualifies as an Eligible Holder, whether a Nomination Notice complies with the requirements of Section 2.14(e), whether a Nominee satisfies the qualifications and requirements of this Section 2.14, and whether any and all requirements of this Section 2.14 or other sections of these Bylaws have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Company and its stockholders and beneficial owners.

(i)	Exclusive Method for Proxy Access. This Section 2.14 shall be the exclusive method for stockholders to include nominees for Director in the Company’s proxy materials.